Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$262,253,580
Unrealized Gain (Loss) on Market Value of Futures	(52,402,320)
Dividend Income	38,647
Interest Income	3,639
ETF Transaction Fees	42,000
Total Income (Loss)	$209,935,546

Expenses
Investment Advisory Fee	$804,328
Brokerage Commissions	187,559
Tax Reporting Fees	96,813
NYMEX License Fee	43,013
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	11,511
Prepaid Insurance Expense	6,896
SEC & FINRA Registration Expense	4,030
Legal Fees	206
Total Expenses	$1,167,945
Net Gain (Loss)	$208,767,601

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/11	$2,022,573,485
Additions (23,000,000 Units)	930,321,723
Withdrawals (26,500,000 Units)	(1,110,482,583)
Net Gain (Loss)	208,767,601

Net Asset Value End of Period	$2,051,180,226
Net Asset Value Per Unit (48,100,000 Units)	$42.64

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502